                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12

                        Synovis Life Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

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     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

                        SYNOVIS LIFE TECHNOLOGIES, INC.

                                                                January 23, 2004

Dear Shareholder:

     You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Synovis Life Technologies, Inc. The meeting will be held on Tuesday, February 24, 2004, at 3:45 p.m., at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. There are two items requiring shareholder approval at the meeting: the election of directors and a new, non-employee director stock option plan.

     Whether or not you can attend the meeting, please complete, sign, and mail the enclosed proxy card promptly so that your shares can be voted at the meeting according to your instructions.

                                           Sincerely,

                                           (/s/ Karen Gilles Larson)

                                           KAREN GILLES LARSON
                                           President and Chief Executive Officer

                        SYNOVIS LIFE TECHNOLOGIES, INC.
                           2575 UNIVERSITY AVENUE W.
                       ST. PAUL, MINNESOTA 55114-1024 USA

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 24, 2004

                             ---------------------

     The Annual Meeting of Shareholders of Synovis Life Technologies, Inc. (the "Company") will be held at 3:45 p.m., local time, on Tuesday, February 24, 2004, at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota for the following purposes as described in more detail in the accompanying Proxy
Statement:

          1) To elect six (6) directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

          2) To consider and act upon a proposal to approve the Synovis Life Technologies, Inc. 2004 Non-Employee Director Stock Option Plan.

          3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on January 8, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     All shareholders are invited to attend the Annual Meeting in person. Whether or not you are able to attend, please be sure you are represented at the Annual Meeting by promptly completing and returning the accompanying proxy card. Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the Annual Meeting and voting in person.

                                          By Order of the Board of Directors

                                          (/s/ Connie L. Magnuson)

                                          CONNIE L. MAGNUSON
                                          Vice President of Finance, Chief
                                          Financial Officer
                                          and Corporate Secretary

Dated: January 23, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE DATE AND SIGN THE PROXY CARD EXACTLY AS YOUR NAME(S) APPEARS ON THE CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

                        SYNOVIS LIFE TECHNOLOGIES, INC.
                           2575 UNIVERSITY AVENUE W.
                       ST. PAUL, MINNESOTA 55114-1024 USA

                             ---------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                               FEBRUARY 24, 2004

                             ---------------------

                                  INTRODUCTION

     The Annual Meeting of Shareholders of Synovis Life Technologies, Inc. (the "Company") will be held at 3:45 p.m., local time, on Tuesday, February 24, 2004, at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Meeting.

     A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The Company will bear the cost of soliciting proxies, including preparing, assembling and mailing the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock (the "Common Stock"). Company directors, officers and employees may, without compensation other than their regular compensation, solicit proxies by telephone, personal conversation, facsimile or other electronic communication. The Company may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of Common Stock.

     Any shareholder giving a proxy may revoke it any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by attending the Annual Meeting and voting in person. Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders but lack any such specification will be voted in favor of the election of each of the director nominees listed in this Proxy Statement and in favor of the proposal to approve the 2004 Non-Employee Director Stock Option Plan.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE DIRECTOR NOMINEES NAMED HEREIN AND FOR THE PROPOSAL TO APPROVE THE 2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

     The Company expects that this Proxy Statement, the Proxy Card and Notice of Meeting will first be mailed to shareholders on or about January 23, 2004.

                                VOTING OF SHARES

     Only holders of record of shares of Common Stock at the close of business on January 8, 2004 will be entitled to vote at the Annual Meeting. On January 8, 2004, the Company had 11,476,489 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of 33 1/3% of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of shares of Common Stock are not entitled to cumulate voting rights.

     Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Shares represented by a proxy card indicating any broker non-vote on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.

                     PRINCIPAL SHAREHOLDERS AND BENEFICIAL
                            OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our Common Stock as of November 30, 2003, unless otherwise noted,
(a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each director and each nominee,
(c) by each executive officer named in the Summary Compensation Table below, and
(d) by all executive officers and directors as a group. Unless otherwise noted, each of the shareholders listed in the table or included within a group listed in the table possesses sole voting and investment power with respect to the shares indicated and the address for each of our executive officers, directors and principal shareholders is Synovis Life Technologies, Inc., 2575 University Ave. W., St. Paul, Minnesota, 55114.

--------------------------------------------------------------------------------------------
                                                            NUMBER OF SHARES      PERCENTAGE
BENEFICIAL OWNER                                          BENEFICIALLY OWNED(1)   OWNERSHIP
--------------------------------------------------------------------------------------------
Perkins Capital Management, Inc.(2)
730 East Lake Street
Wayzata, MN 55391-1769                                            517,500             4.5%
--------------------------------------------------------------------------------------------
William G. Kobi(3)                                                 35,000               *
--------------------------------------------------------------------------------------------
Richard W. Perkins(4)                                             150,500             1.3%
--------------------------------------------------------------------------------------------
Anton R. Potami(5)                                                 40,000               *
--------------------------------------------------------------------------------------------
Timothy M. Scanlan(6)                                              33,000               *
--------------------------------------------------------------------------------------------
Edward E. Strickland(7)                                           300,000             2.6%
--------------------------------------------------------------------------------------------
Karen Gilles Larson(8)                                            244,811             2.1%
--------------------------------------------------------------------------------------------
Fariborz Boor Boor(9)                                              68,897               *
--------------------------------------------------------------------------------------------
David A. Buche(10)                                                 27,482               *
--------------------------------------------------------------------------------------------
Connie L. Magnuson(11)                                             77,471               *
--------------------------------------------------------------------------------------------
B. Nicholas Oray(12)                                               36,615               *
--------------------------------------------------------------------------------------------

All Executive Officers and Directors as a Group
  (13 persons)(13)                                              1,233,901            10.3%
--------------------------------------------------------------------------------------------

---------------

 *  Less than 1%.

 (1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. As of November 30, 2003, there were 11,435,638 shares of Common Stock outstanding.

 (2) Excludes shares beneficially owned by Richard W. Perkins, a director of the Company and the controlling shareholder of Perkins Capital Management, Inc. ("PCM"), a registered investment advisor. PCM disclaims beneficial ownership of the 517,500 shares (the "PCM Shares") which are held for the account of its clients. Of the 517,500 shares, PCM has sole investment power with regard to all such shares and sole voting power over 78,000 of such shares.

 (3) Includes 32,000 shares Mr. Kobi has the right to acquire within 60 days upon the exercise of options.

 (4) Includes 5,000 shares held by the Perkins Foundation and 105,500 shares held by various trusts of which Mr. Perkins is the sole trustee. Also includes 40,000 shares Mr. Perkins has the right to acquire within

60 days upon the exercise of options. Excludes the 517,500 PCM Shares. Mr. Perkins disclaims beneficial ownership of the PCM Shares.

 (5) Includes 33,000 shares Mr. Potami has the right to acquire within 60 days upon the exercise of options.

 (6) Includes 33,000 shares Mr. Scanlan has the right to acquire within 60 days upon the exercise of options.

 (7) Includes 40,000 shares Mr. Strickland has the right to acquire within 60 days upon the exercise of options.

 (8) Includes 151,141 shares Ms. Larson has the right to acquire within 60 days upon the exercise of options.

 (9) Includes 49,243 shares Mr. Boor Boor has the right to acquire within 60 days upon the exercise of options.

(10) Includes 21,332 shares Mr. Buche has the right to acquire within 60 days upon the exercise of options.

(11) Includes 51,053 shares Ms. Magnuson has the right to acquire within 60 days upon the exercise of options.

(12) Includes 17,218 shares Dr. Oray has the right to acquire within 60 days upon the exercise of options.

(13) Includes 527,135 shares which may be acquired within 60 days upon the exercise of options.

                             ELECTION OF DIRECTORS

NOMINATION

     The Bylaws of the Company provide that the Board of Directors (the "Board" or the "Board of Directors") shall consist of one or more members, with the number of directors determined by the shareholders at each regular meeting of the shareholders, subject to an increase or decrease by the shareholders or an increase by the Board between such meetings. The number of directors is currently set at six (6).

     The Board has nominated the six (6) individuals named below to serve as directors of the Company until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified. The election of the 6 nominees by the shareholders at the Annual Meeting will determine the number of directors in accordance with the Bylaws. All of the nominees are members of the current Board.

     The election of each nominee requires the affirmative vote of a majority of the shares of the Common Stock present and entitled to vote in person or by proxy for the election of directors at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum to transact business. The Board recommends a vote FOR the election of each of the nominees listed below. In the absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other occurrence.

INFORMATION ABOUT NOMINEES

     The following information has been furnished to the Company, as of November 30, 2003, by the persons who have been nominated by the Board to serve as directors for the ensuing year.

                                                                                         DIRECTOR
NAME                             AGE                      TITLE                           SINCE
----                             ---                      -----                          --------
Timothy M. Scanlan.............  57    Chairman of the Board and Director                  1997
Karen Gilles Larson............  61    President, Chief Executive Officer and Director     1997
William G. Kobi................  59    Director                                            1998
Richard W. Perkins.............  72    Director                                            1987
Anton R. Potami................  60    Director                                            1997
Edward E. Strickland...........  76    Director                                            1988

OTHER INFORMATION ABOUT NOMINEES

     Timothy M. Scanlan. Mr. Scanlan has served on the Board of the Company since 1997 and as Chairman of the Board since 1998. Mr. Scanlan serves as President and Chief Executive Officer of the Scanlan Group of Companies, established in 1921. The Group, consisting of Scanlan International, Inc., Surgical Technologies, Inc., McLean Medical and Scientific, Scanlan WorldWide, Inc., Vascular Innovations, Inc. and Scanlan Group BV, designs, manufactures and distributes medical and surgical products and services worldwide. Mr. Scanlan serves on the Board of Directors of Automated Management Technologies and the Lillehei Surgical Society.

     Karen Gilles Larson. Ms. Larson has served as President and Chief Executive Officer of the Company since July 1997 and as a Director of the Company since August 1997. Prior to July 1997, Ms. Larson held the positions of Chief Financial Officer of the Company from December 1990, Vice President of Finance from 1989 and Secretary of the Company from November 1991. Ms. Larson served as the Director of Finance and Administration of the Company from April 1989 to December 1989. Ms. Larson serves on the Board of Directors of Chronimed, Inc.

     William G. Kobi. Mr. Kobi has served on the Board of the Company since 1998. Mr. Kobi has served as President, Chief Executive Officer and a director of Acumen Healthcare Solutions, Inc. since May 1997. Acumen is a medical software systems company, founded in 1997, involved in the electronic data collection for clinical trials, medical device tracking and managed care. From 1988 to April 1997, Mr. Kobi was owner of Kobi's Karvings and Log Home Supply, a non-medical business in northern Minnesota. From 1976 to 1988, Mr. Kobi was employed by SciMed Life Systems Inc., in the positions of Director of Sales, Director of Marketing, Director of International Sales and as Vice President of Worldwide Sales for its cardiovascular division.

     Richard W. Perkins. Mr. Perkins has served on the Board of the Company since 1987. He has served as President, Chief Executive Officer and a director of Perkins Capital Management, Inc., an investment management firm, since 1984. Mr. Perkins also serves on the Board of Directors of the following public companies: LifeCore Biomedical, Inc., Intelefilm Corporation, CNS, Inc., Nortech Systems, Inc., PW Eagle, Inc., Vital Images, Inc., Two Way TV (US), Inc. and Teledigital, Inc.

     Anton R. Potami. Mr. Potami has served on the Board of the Company since 1997. Mr. Potami served as President and Chief Executive Officer of the William
C. Norris Institute, now merged with the University of St. Thomas, from September 1996 to January 2002, and presently serves on the institute's Board of Directors. The William C. Norris Institute is a non-profit organization established to operate as a catalyst for the development of small, technology-based businesses. From 1983 to September 1996, Mr. Potami was Associate Vice President in the Office of Research and Technology Transfer at the University of Minnesota.

     Edward E. Strickland. Mr. Strickland has served on the Board of the Company since 1988. Mr. Strickland has been an independent financial consultant since 1986.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     The Board met seven times during the fiscal year ended October 31, 2003. Each of the directors attended, either in person or by telephonic conference, all of the meetings of the Board and all such committees on which such director served during the 2003 fiscal year, with the exception of one director, who was unable to attend the Board's August 21st telephonic meeting. The committees of the Board during the 2003 fiscal year, and the members of those committees, are listed below:

           AUDIT                     COMPENSATION                 NOMINATING
           -----                     ------------                 ----------
Edward E. Strickland (Chair)  Richard W. Perkins (Chair)  Timothy M. Scanlan (Chair)
William G. Kobi               William G. Kobi             William G. Kobi
Anton R. Potami               Anton R. Potami             Richard W. Perkins
                                                          Anton R. Potami
                                                          Edward E. Strickland

     Each of Mr. Scanlan, Mr. Kobi, Mr. Perkins, Mr. Potami and Mr. Strickland are "independent" as defined under the current National Associations of Securities Dealers' listing standards; accordingly, all of the above committees are comprised solely of independent directors.

     The Audit Committee is responsible for the selection of the Company's auditors and the review of the services performed by such auditors, including reviewing the annual financial statements, the scope of the annual audits, the fees to be paid to the auditors and the adequacy of the Company's internal controls for compliance with corporate policies and directives. The Audit Committee receives the auditors' report and may recommend changes in the accounting systems of the Company, if so warranted.

     The Compensation Committee's function is to determine compensation for the officers of the Company, to provide for management continuity and to administer the Company's stock-based compensation plans. See "Compensation Committee Report on Executive Compensation" below for a more detailed discussion of the function of the Compensation Committee.

     The Nominating and Governance Committee is responsible for the broad range of issues surrounding composition and operation of the Board of Directors, including the selection and nomination of qualified director candidates. The Nominating and Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is provided as an appendix to this proxy statement.

     The Nominating and Governance Committee has generally identified director nominees based upon suggestions by outside directors, management members and/or shareholders, and has evaluated those persons on its own, without any paid, third-party assistance. The Company seeks directors who possess integrity, a high level of education and/or business experience, broad-based business acumen, an understanding of the Company's business and the medical device industry, strategic thinking and a willingness to share ideas, a network of contacts and diversity of experiences, expertise and background. The Nominating and Governance Committee uses these criteria to evaluate potential nominees, and does not evaluate proposed nominees differently depending upon who has made the proposal.

     The Nominating and Governance Committee will consider proposed nominees whose names are submitted to it by shareholders; however, it does not have a formal process for that consideration. The Nominating and Governance Committee has not adopted a formal process because it believes that its informal consideration process has been adequate, given the historically small number of shareholder recommendations. The Nominating and Governance Committee intends to review periodically whether a more formal policy should be adopted.

     Any shareholder who desires to recommend a nominee must submit a letter, addressed to the Secretary of the Company at 2575 University Avenue West, St. Paul, Minnesota, 55114-1024, USA, and which is clearly identified as a "Director Nominee Recommendation." All recommendation letters must identify the author as a shareholder and provide a brief summary of the candidate's qualifications, as well as contact information for both the candidate and the shareholder. Any shareholder recommendations for the next

Annual Meeting must be submitted by September 25, 2004 to assure time for meaningful consideration and evaluation of the nominees by the Nominating and Governance Committee.

DIRECTORS' COMPENSATION

     The Board currently meets periodically throughout the year and immediately prior to and at the annual meeting of the Company's shareholders. Non-employee directors receive compensation of $1,000 per month for being a member of the Board and $750 for each Board meeting attended. In addition, all members of the Board are reimbursed for out of pocket expenses in connection with attending a Board meeting. Committee members receive additional compensation of $500 for each Audit and/or Compensation Committee meeting attended. No additional compensation is received for service on the Nominating Committee. Additionally, due to the time requirements involved, the chairman of the Board will receive an annual stipend of $3,000 per year, and the chairs of the Audit and Compensation Committee will receive an annual stipend of $1,000.

     Under the Company's 1992 Directors' Option Plan (the "1992 Directors' Plan) each director who is not an employee of the Company or its subsidiaries (a "non-employee director") also received an option to purchase 18,000 shares of Common Stock upon election to the Board and as compensation for their services as directors. These options vest in equal one-third increments on each successive October 31 beginning one year after the date of grant and are exercisable at a price equal to the fair market value of one share of Common Stock on the date of grant. The 1992 Directors' Plan provided for additional grants of options to purchase 21,000 and 24,000 shares of Common Stock, respectively, on the third and sixth anniversaries of each non-employee director's election to the Board (with the same vesting and pricing terms as the initial grant).

     All options granted under the 1992 Directors' Plan have a maximum term of eight years and are exercisable for a period of five years after vesting. When a non-employee director's membership on the board terminates for any reason, the unvested portion of the options granted to that non-employee director under the 1992 Directors' Plan are cancelled, and the vested portion of the options continue to be exercisable under the original terms of the option agreement.

     The 1992 Directors' Plan expired in 2002, and will be replaced by the 2004 Non-Employee Director Stock Option Plan, subject to shareholder approval at the Annual Meeting.

AUDIT COMMITTEE REPORT

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

  MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

     As noted above, the Audit Committee consists of the following members of the Company's Board of Directors: Messrs. Strickland, Kobi and Potami. The Board of Directors has determined that Mr. Strickland qualifies as an "audit committee financial expert," as defined under applicable SEC rules and regulations. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is provided as an appendix to this proxy statement.

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its general oversight responsibilities to the shareholders of the Company and others relating to the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, the performance of the Company's internal accounting and financial controls and the performance of the independent auditor. In doing so, the Committee is responsible to maintain free and open communication between the Committee, management, and the independent auditor.

  REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED OCTOBER 31, 2003

     Prior to the Annual Meeting of Shareholders, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2003 with the Company's management. Further, the Audit Committee has discussed with Deloitte and Touche LLP ("D&T"), the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

     Also, prior to the Annual Meeting of Shareholders, the Audit Committee has received the written disclosures and the letter from D&T required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and the Audit Committee has discussed the independence of D&T with that firm.

     Based on the Audit Committee's discussions with the Company's management and D&T, and the review noted above, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2003 for filing with the SEC.

                                          Members of the Audit Committee:
                                          Edward E. Strickland (Chair)
                                          William G. Kobi
                                          Anton R. Potami

  AUDIT FEES

     Audit fees billed by D&T for services rendered in auditing the Company's financial statements for fiscal 2003 and reviewing the financial statements included in the Company's quarterly reports on Form 10-Q for fiscal 2003 and 2002 totaled $107,000 and $78,000, respectively.

  AUDIT-RELATED FEES

     Audit-related fees billed by D&T for services rendered in auditing the Company's 401(k) plan and reviewing the Company's S-3 Registration Statement totaled $19,000 and $13,000 for fiscal 2003 and 2002, respectively. Audit-related fees billed by the Company's previous independent auditors, PricewaterhouseCoopers LLP, for services rendered in reviewing the Company's S-3 Registration Statement totaled $5,000 in fiscal 2003.

  TAX FEES

     Tax-related fees billed by D&T for services rendered in tax payment estimates and tax return preparation during fiscal 2003 and 2002 totaled $19,000 and $23,000, respectively.

  ALL OTHER FEES

     Fees billed by D&T for all other services provided during fiscal 2003 (consisting entirely of fees for an educational workshop) totaled $8,000. No other fees were paid to D&T in fiscal 2002.

  PRE-APPROVAL POLICIES

     The Audit Committee has not adopted a formal policy regarding the pre-approval of all audit and permissible non-audit services provided by the Company's independent auditors. It is the Committee's procedure to approve of any engagement or accounting project involving the independent auditors, and the related fees, prior to commencement of the engagement or project. Projects are approved at the regular meetings of the Audit Committee. If a project requiring pre-approval surfaces between meetings, the Audit Committee Chair reviews the project and provides the required pre-approval, provided that such pre-approval is subsequently presented to the entire Audit Committee at its next meeting.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the cash and non-cash compensation paid or earned during the fiscal years ended October 31, 2003, 2002 and 2001 by the Chief Executive Officer of the Company and four other executive officers of the Company whose salary and bonus exceeded $100,000 in the fiscal year ended October 31, 2003.

                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------
                                                                                   LONG-TERM
                                                           ANNUAL COMPENSATION    COMPENSATION
                                                           -----------------------------------
                                                                                   SECURITIES
                                                                                   UNDERLYING
NAME AND PRINCIPAL POSITION                         YEAR   SALARY($)   BONUS($)    OPTIONS(#)
----------------------------------------------------------------------------------------------
Karen Gilles Larson                                 2003   $300,000    $73,400        3,637
  President and                                     2002    250,000     46,719           --
  Chief Executive Officer                           2001    227,885     40,000       25,000
----------------------------------------------------------------------------------------------
Fariborz Boor Boor                                  2003   $185,000    $25,720        2,243
  Executive Vice President                          2002    159,769     32,000       40,000
                                                    2001    140,000     21,800       30,000
----------------------------------------------------------------------------------------------
David A. Buche                                      2003   $152,000    $35,400        1,843
  Vice President of Marketing and Sales --          2002    142,000     20,945        3,574
  Synovis Surgical Innovations                      2001    137,744     26,656       15,000
----------------------------------------------------------------------------------------------
Connie L. Magnuson                                  2003   $155,000    $32,590        1,879
  Vice President of Finance,                        2002    142,000     26,536       15,574
  Chief Financial Officer and Corporate Secretary   2001    134,705     20,429       15,000
----------------------------------------------------------------------------------------------
B. Nicholas Oray, Ph.D.                             2003   $150,000    $32,000        1,819
  Vice President of Research                        2002    140,000     20,650        3,523
  and Development                                   2001    132,680     26,200       10,000
----------------------------------------------------------------------------------------------

OPTION GRANTS AND EXERCISES

     The following tables provide information for the year ended October 31, 2003 as to individual grants and aggregate exercises of options to purchase shares of Common Stock by each of the executive officers named in the Summary Compensation Table and the potential realizable value at October 31, 2003 of the options granted to such persons in fiscal 2003.

OPTION GRANTS IN LAST FISCAL YEAR

------------------------------------------------------------------------------------------------------------
                                                INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                              -----------------------------------------------------      VALUE AT ASSUMED
                              NUMBER OF        % OF                                      ANNUAL RATES OF
                              SECURITIES   TOTAL OPTIONS                              STOCK APPRECIATION FOR
                              UNDERLYING    GRANTED TO     EXERCISE OR                    OPTION TERM(1)
                               OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION   ----------------------
NAME                           GRANTED      FISCAL YEAR     ($/SHARE)       DATE         5%          10%
------------------------------------------------------------------------------------------------------------
Karen Gilles Larson            3,637(2)         3%            $8.25       11/19/07     $8,292      $18,330
------------------------------------------------------------------------------------------------------------
Fariborz Boor Boor             2,243(2)         2%            $8.25       11/19/07     $5,114      $11,305
------------------------------------------------------------------------------------------------------------
David A. Buche                 1,843(2)         2%            $8.25       11/19/07     $4,202      $ 9,289
------------------------------------------------------------------------------------------------------------
Connie L. Magnuson             1,879(2)         2%            $8.25       11/19/07     $4,284      $ 9,470
------------------------------------------------------------------------------------------------------------
B. Nicholas Oray, Ph.D.        1,819(2)         2%            $8.25       11/19/07     $4,147      $ 9,168
------------------------------------------------------------------------------------------------------------

---------------

(1) Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock will appreciate at the assumed annual rates shown (5% and 10%), compounded annually from the date of grant of the option until the end of the option term. These assumed annual rates are applied pursuant to Securities and Exchange Commission (the "SEC") rules and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the continued employment of the named executive by the Company. There can be no assurance that the amounts reflected in this table will be realized.

(2) Reflects a grant of 3,637, 2,243, 1,843, 1,879, and 1,819 stock options to Ms. Larson, Mr. Boor Boor, Mr. Buche, Ms. Magnuson and Mr. Oray, respectively, on November 19, 2002 under the Company's 1995 Stock Incentive Plan, exercisable at the fair market value of the underlying stock on the date of grant. The options vested in full on November 19, 2002 and expire five years after the vesting date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

----------------------------------------------------------------------------------------------------------------
                                                          NUMBER OF SECURITIES
                                                               UNDERLYING               VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                            SHARES                          OCTOBER 31, 2003             OCTOBER 31, 2003(2)
                         ACQUIRED ON        VALUE      ---------------------------------------------------------
NAME                    EXERCISE(#)(1)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------
Karen Gilles Larson         65,171       $1,262,112      151,141            --       $2,925,341      $     --
----------------------------------------------------------------------------------------------------------------
Fariborz Boor Boor          18,191       $  354,157       49,243        32,000       $  832,280      $568,080
----------------------------------------------------------------------------------------------------------------
David A. Buche              22,729       $  428,474       21,332            --       $  376,769      $     --
----------------------------------------------------------------------------------------------------------------
Connie L. Magnuson           5,867       $  116,695       51,053         6,000       $  933,970      $ 96,120
----------------------------------------------------------------------------------------------------------------
B. Nicholas Oray,
  Ph.D.                     14,876       $  281,419       17,218            --       $  312,030      $     --
----------------------------------------------------------------------------------------------------------------

---------------

(1) The Company's option plans generally provide that the exercise price of options must be paid entirely in cash (including check, bank draft or money order); provided, however, that the Compensation

    Committee, in its sole discretion, and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a broker exercise notice, previously acquired shares or a promissory note, although the Compensation Committee has not taken action to approve the use of Company provided financing through a promissory note.

(2) Based upon the fair market value of the underlying Common Stock on October 31, 2003 of $23.64, the last reported sale price of a share of Common Stock during the regular trading session, as reported by the Nasdaq National Market, less the exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  OVERVIEW AND PHILOSOPHY

     The Compensation Committee is currently composed of three of the Company's Board of Directors. The Compensation Committee's responsibilities are to:

     - Review and recommend to the Board compensation policies and compensation levels for the Company's executive officers;

     - Review and recommend to the Board plans to provide management continuity; and

     - Administer the Company's stock based compensation plans. The Compensation Committee determines who will participate in such plans and the extent and terms of such participation, and approves all transactions involving stock based compensation.

     The Compensation Committee's objectives in recommending executive compensation policies and compensation levels for the Company's executive officers, including the Chief Executive Officer, are: (i) to attract and retain qualified executive officers; (ii) to align the interests of those executive officers with those of the Company's shareholders; and (iii) to encourage the development of a cohesive management team. The Compensation Committee believes that base salaries need to be moderately to aggressively competitive to attract and retain qualified executive officers, that the executive officers need to be provided with stock ownership opportunities to align their interests with those of the Company's shareholders and that incentive compensation should be based primarily on the accomplishment of Company performance in the interest of building a cohesive management team.

  EXECUTIVE COMPENSATION PROGRAM COMPONENTS

     The Company's executive compensation program focuses on Company and individual performance as measured against goals confirmed by the Compensation Committee. The Compensation Committee places emphasis on Company performance in order to inspire the Company's executives to work as a team to accomplish Company objectives. Components of the Company's executive officer compensation program may include base salary, annual cash incentive compensation, stock option grants and restricted stock awards, as well as various benefits which are presently available to all employees of the Company. Each component of the executive officer compensation program is discussed in greater detail below.

  BASE SALARY

     The Compensation Committee's recommendations regarding the base salary of each of the Company's executive officers, including the Chief Executive Officer, are based on a number of factors, including the executive officer's experience and past performance, the level of skill and responsibility required by the executive's position and his or her qualifications for the position. The Compensation Committee also considers competitive salary information gathered by outside consultants and through comparative surveys pertaining specifically to the medical device industry as well as to companies of similar size in other industries. As a result, the population of companies for which competitive salary data is obtained is broader than the industry peer group established to compare shareholder returns in the Performance Graph set forth below. In general, the Compensation Committee seeks to set executive officer base salary at moderately to aggressively competitive levels in relation to the companies with which the Company competes for executives. Base salaries are determined prior to the beginning of each fiscal year following a review of the above factors by the Compensation Committee and may also be adjusted based on Company performance and the executive officer's impact thereon, cost of living, promotion or merit factors.

     The base salary compensation component for each executive officer, other than Ms. Larson, was recommended by Ms. Larson and reviewed and approved by the Compensation Committee based on the factors discussed above. Ms. Larson's base salary was increased in 2003, as shown in the Summary Compensation Table, based upon the Compensation Committee's consideration of the aforementioned factors.

  ANNUAL CASH INCENTIVE COMPENSATION

     The Company's annual cash incentive compensation program is designed to provide a direct financial incentive to the Company's executive officers, including the Chief Executive Officer, for the achievement of specific Company and individual performance goals.

     Under general guidelines established by the Compensation Committee, each of the Company's executive officers, including the Chief Executive Officer, are eligible to receive up to 20% of their base salary in annual cash incentive compensation based on certain criteria established by the Compensation Committee. Of this amount, the Compensation Committee's guidelines provide that 35% is based on achievement of applicable segment net revenue goals, 45% on the achievement of internal segment operating income goals and the remaining 20% on a subjective evaluation by the Compensation Committee of the individual executive officer's performance and achievement of specific individual objectives during the period. At the Compensation Committee's discretion, the amount of annual cash incentive compensation may be increased to more than 20% of an executive officer's base salary in the event of performance by that executive above and beyond what is normally called for by the executive's position. Cash incentive compensation for Ms. Larson and Ms. Magnuson is determined according to the above guidelines taking consolidated performance and each of the Company's reporting segments into account. Incentive compensation for fiscal 2003 was earned by all executive officers in accordance with the plan discussed above and as presented in the Summary Compensation Table.

  EQUITY BASED COMPENSATION

     By granting options to purchase Common Stock to the executive officers of the Company, the Compensation Committee seeks to align the long-term interests of the Company's executive officers with those of its shareholders by creating a strong and direct nexus between executive compensation and shareholder return and enabling executives to develop and maintain a significant ownership position in the Company.

     The 1995 Stock Incentive Plan authorizes the Compensation Committee to issue to executive officers, including the Chief Executive Officer, incentive stock options having an exercise price not less than the fair market value of the Common Stock on the date of grant (or, for an incentive option granted to a person holding more than 10% of the Company's voting stock, at not less than 110% of fair market value), and non-statutory options having an exercise price not less than 85% of the fair market value of the Common Stock on the date of grant. Options granted under the 1995 Stock Incentive Plan have a term fixed by the Compensation Committee at the time of grant, which term may not exceed 10 years. All other terms of options granted under the 1995 Stock Incentive Plan may be determined by the Compensation Committee and different restrictions may be established with respect to different recipients of stock options.

     The Compensation Committee determines the number of options and the terms and conditions of such options based on certain factors, including the past performance of the executive officer, the executive officer's potential impact on the achievement of the Company's objectives, past grants or awards of stock-based compensation and on comparative compensation data regarding option grants by companies within the medical device industry as well as within a broader group of companies of comparable size and complexity. Additionally, options may be granted to an executive officer as an incentive at the time the executive officer joins the Company.

     During fiscal 2003, based upon the aforementioned guidelines and factors, each of the executive officers named in the Summary Compensation Table received grants of stock options as listed.

     The Compensation Committee may also grant stock-based compensation to the Company's executive officers in the form of restricted stock awards. In determining whether to grant shares of restricted stock to an executive officer of the Company, the Compensation Committee evaluates the past performance of the executive officer, the executive officer's potential impact on the achievement of the Company's objectives and past grants or awards of stock-based compensation to the executive officer. There were no awards of restricted stock to the named executive officers in 2003.

  BENEFITS

     The Company provides medical, dental and life and disability insurance benefits as well as a 401(k) retirement plan and a stock purchase plan to the executive officers. The same benefits are available to all Company employees. The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of each executive officer's annual salary for fiscal 2003.

  SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of certain compensation paid to the chief executive officer and the four other most highly compensated executives of a publicly held corporation to $1,000,000 each. In fiscal 2003, the Company did not pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 and does not believe it will do so in the near future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under
Section 162(m), but will formulate such a policy if compensation levels ever approach $1 million.

                                          Members of the Compensation Committee:
                                          Richard W. Perkins (Chair)
                                          William G. Kobi
                                          Anton R. Potami

MANAGEMENT AGREEMENTS

     Each of the executive officers of the Company named in the Summary Compensation Table has entered into a severance agreement providing severance benefits upon termination resulting from a change of control of the Company. These severance agreements provide for certain payments in the event that within twelve months subsequent to a change in control of the Company or, in certain circumstances, immediately prior to a change in control of the Company, the officer's employment is terminated involuntarily by the Company or by the executive officer due to a material change of position or benefits of the executive officer (a "Qualifying Termination"). As defined in these agreements, a "change in control" means: (i) the sale, lease, exchange, or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to any third party; (ii) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or (iii) a change in control of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of a Current Report on Form 8-K pursuant to
Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control will be deemed to have occurred at such time as: (A) any third party is or becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote for elections of directors, or (B) individuals who constitute the Board on the date of the agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date of the agreement whose election, or nomination for election, by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination) will, for purposes of this clause (B), be deemed to be a member of the Incumbent Board.

     Upon a Qualifying Termination, in addition to salary and benefits then due and in addition to any other benefits due under the Company's compensation plans, the terminated executive officer is entitled to: (a) a lump sum payment equal to the product of the executive officer's highest monthly compensation for the previous twelve month period multiplied by thirty-six (36); (b) reimbursement for all legal fees and expenses incurred by the executive officer as a result of such termination; and (c) for a thirty-six (36) month period following such termination, life and health insurance benefits substantially similar to those the executive officer was receiving at the time of termination.

     The severance agreements for the executive officers provide that in the event that any payment or benefit received by the executive officer pursuant to the severance agreement or any other payments the officer has the right to receive from the Company in connection with a change in control of the Company would not be deductible by the Company under Section 280G of the Code, two calculations will be performed. In the first calculation, the payments, benefits or awards to be received solely pursuant to the severance agreement (and excluding any benefits to be received from the existing stock option and incentive plan) will be reduced by the amount the Company deems necessary so that none of the payments or benefits under the severance agreement (including those from the existing stock option and incentive plan) are excess parachute payments. In the second calculation, the payments will not be reduced so as to eliminate an excess parachute payment, but will be reduced by the amount of the applicable excise tax that the officer will pay related to all change in control benefits received as imposed by section 4999 of the Code. The two calculations will be compared and the calculation providing the largest net payment to the employee will be utilized to determine the change in control payments made to the officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     With the knowledge and consent of the Board of Directors, an offer was made to John Gilles to join Synovis Interventional Solutions, Inc. as the General Manager of its Precision Engineering Division. Mr. Gilles accepted the offer and joined the Company June 2, 2003. Mr. Gilles is the son of Karen Gilles Larson, President and Chief Executive Officer of the Company, a current director and a nominee for re-election at the Annual Meeting. The terms of Mr. Gilles' compensation include an annual salary of $85,000 for 2003, subsequently increased to $110,000 for 2004. Mr. Gilles also received grants of options to purchase 453 shares of Common Stock upon his hire date and 439 shares of Common Stock on November 3, 2003. The exercise price for both grants is equal to fair market value on the date of grant. Mr. Gilles was also awarded a bonus of $7,000 for fiscal 2003. Mr. Gilles graduated magna cum laude from the University of St. Thomas, St. Paul, Minnesota with a bachelor of arts degree in Business Administration -- Finance in 1986. In December of 1997, Mr. Gilles earned his masters degree in marketing from the University of Minnesota, Carlson School of Business. At the time he joined the Company, he had a total of 16 years of work experience: nine years in the field of finance and seven years in marketing. Mr. Gilles was not hired by, nor does he report to Ms. Larson. The Audit Committee has reviewed and approved the terms and conditions of Mr. Gilles' employment.

PERFORMANCE GRAPH

     In accordance with the rules of the SEC, the following performance graph compares the performance of the Company's Common Stock on the Nasdaq National Market to an index for the Nasdaq Stock Market (U.S. Companies) prepared by the Center for Research in Securities Prices, and to a self-determined peer group of five companies identified at the bottom of the graph.

     The following performance graph compares the cumulative total stockholder return as of the end of each of the Company's last five fiscal years on $100 invested at the beginning of the period and assumes reinvestment of all dividends.

(PROXY PERFORMANCE GRAPH)

------------------------------------------------------------------------------------------------------
             Date               Company Index            Market Index             Peer Index
------------------------------------------------------------------------------------------------------
           10/31/98                 100.0                   100.0                   100.0
------------------------------------------------------------------------------------------------------
           10/31/99                  63.2                   168.8                   124.4
------------------------------------------------------------------------------------------------------
           10/31/00                 133.3                   190.8                   157.4
------------------------------------------------------------------------------------------------------
           10/31/01                 153.0                    95.9                   102.2
------------------------------------------------------------------------------------------------------
           10/31/02                 224.6                    76.1                    77.9
------------------------------------------------------------------------------------------------------
           10/31/03                 663.6                   110.2                   146.2
------------------------------------------------------------------------------------------------------

The index level for all series was set to 100.0 on 10/31/98.

COMPANIES IN PEER GROUP
ATS Medical Inc.
Possis Medical Inc.
Rochester Medical Corporation
Angeion Corporation
Compex Technologies, Inc., formerly Rehabilicare, Inc.

                             PROPOSAL TO ADOPT THE
                        SYNOVIS LIFE TECHNOLOGIES, INC.

                     2004 NON-EMPLOYEE DIRECTOR OPTION PLAN

INTRODUCTION

     On August 26, 2003, the Board of Directors adopted the 2004 Non-Employee Director Option Plan (the "2004 Director Plan"), which is being submitted to the Company's shareholders for their approval.

     The 2004 Director Plan provides for the automatic award of nonqualified options to purchase shares of Common Stock to members of the Board of Directors who are not also full-time employees of the Company or any subsidiary of the Company. The 2004 Director Plan replaces the expired 1992 Directors' Plan and is intended to advance the interests of the Company and its shareholders by enabling the Company to attract and retain the services of experienced and knowledgeable directors and to increase the proprietary interests of such directors in the Company's long-term success and progress and their identification with the interests of the Company's shareholders.

SUMMARY OF THE 2004 DIRECTOR PLAN

     The major features of the 2004 Director Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2004 Director Plan, a copy of which may be obtained from the Company. A copy of the 2004 Director Plan has also been filed electronically with the Securities and Exchange Commission as an appendix to this proxy statement, and is available through the Commission's website at http://www.sec.gov.

     Shares Available Under the 2004 Director Plan. No more than 500,000 shares of Common Stock may be the subject of stock options granted under the 2004 Director Plan. If there is any change in the corporate structure or Common Stock of the Company, such as in connection with a reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), the committee administering the plan (or the board of directors of the surviving entity, if not the Company), will make an appropriate adjustment to the aggregate number and kind of securities available for issuance under the 2004 Director Plan, and, to prevent dilution or enlargement of rights of participants, to the number, kind and exercise price of securities subject to outstanding options. If any option terminates, expires or is cancelled without having been exercised in full, then such unexercised shares subject to the option will automatically again become available for issuance under the 2004 Director Plan.

     Eligibility. All directors of the Company who are not full-time employees of the Company or any subsidiary of the Company will be eligible to participate in the 2004 Director Plan. Assuming election of each of the nominees named above and approval of the 2004 Director Plan at the Annual Meeting, five directors will be eligible to participate in the 2004 Director Plan.

     Option Grants. The 2004 Director Plan provides that each eligible director will receive an automatic grant of options to purchase 27,000 shares of Common Stock (the "First Option") upon the later of: (a) approval of the plan at the Annual Meeting, (b) the third anniversary of the date of the last option grant to such eligible non-employee director in consideration of his or her service as a director of the Company, or (c) the date such person first becomes an eligible non-employee director.

     On the third anniversary of a director's receipt of the First Option, such director will receive an additional option to purchase 30,000 shares of Common Stock (the "Second Option"), provided that, at the date of grant, such director has continuously served as an eligible non-employee director since the First Option.

     On the third anniversary of a director's receipt of the Second Option, such director will receive a final option to purchase 33,000 shares of Common Stock, provided that, at the date of grant, such director has continuously served as an eligible non-employee director since the Second Option.

     The 2004 Director Plan does not provide for discretionary grants.

     Option Terms. The exercise price per share of each option granted under the 2004 Director Plan will be 100% of the fair market value of the underlying Common Stock on the date the option is granted, as determined by the average of the high and low sale prices for a share of Common Stock on the Nasdaq National Market during the regular trading session. As of January 8, 2004, the fair market value of one share of Common Stock was $21.25. The total purchase price of the shares to be purchased upon exercise of an option must be made in full in cash at the time of exercise.

     Each option granted under the 2004 Director Plan will become exercisable in installments cumulatively with respect to one-third of such option on the first, second and third anniversaries of the date of grant, and will expire and no longer be exercisable ten years from its date of grant.

     If an eligible director's service is terminated due to death, all outstanding options then held by the director will, to the extent exercisable at the time of termination, remain exercisable for one year, but in no event after the expiration date of any such option.

     If an eligible director's service is terminated due to any reason other than death, including retirement or disability, all outstanding options then held by the eligible director under the 2004 Director Plan will, to the extent exercisable as of the termination date, remain exercisable for six months thereafter, but in no event after the expiration date of any such option. However, in the event of termination for "cause," all options held by the terminated director under the 2004 Director Plan will immediately terminate. "Cause," for purposes of the 2004 Director Plan, includes dishonesty, fraud, misrepresentation, embezzlement or material and deliberate injury or attempted injury, in each case related to the Company or any subsidiary, any unlawful or criminal activity of a serious nature, any willful breach of duty, habitual neglect of duty or unreasonable job performance, or any material breach of any service, confidentiality or noncompete agreement entered into with the Company.

     Change in Control. Unless otherwise determined by the committee administering the 2004 Director Plan, upon a "change in control" of the Company (as defined in the 2004 Director Plan), all options granted under the 2004 Director Plan will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the eligible directors holding such options remain in the service of the Company.

     Administration of the 2004 Director Plan. The 2004 Director Plan will be administered by the Company's Compensation Committee. The Committee will determine all questions of interpretation of the 2004 Director Plan, and each determination, interpretation or other action taken by the Committee will be conclusive and binding for all purposes and on all persons. However, the Committee will not have authority to determine eligibility for participation in the 2004 Director Plan, the number of shares of Common Stock subject to options granted under the 2004 Director Plan, or the timing, pricing or other terms and conditions of the options granted under the 2004 Director Plan.

     Amendment of the 2004 Director Plan. The Board of Directors may suspend, terminate or amend the 2004 Director Plan or any portion thereof in such respects as it deems advisable. No amendment to the 2004 Director Plan will be effective without shareholder approval, if required by Nasdaq Stock Market or other applicable stock exchange rules. Termination, suspension or amendment of the 2004 Director Plan will not adversely affect any outstanding option without the holder's consent.

     Non-transferability of Interests. No option granted under the 2004 Director Plan may be transferred by an eligible director for any reason or by any means, except by will or by the laws of descent and distribution.

     Term of the Plan. If approved, the 2004 Director Plan will become effective as of the Annual Meeting, and will continue for a period of ten years thereafter, unless earlier terminated by the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES

     The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an option.

     The options granted under the 2004 Director Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. Generally, neither the non-employee director nor the Company incurs any federal income tax consequences as a result of the grant of an option. Upon exercise of an option, the non-employee director will recognize ordinary compensation income in an amount equal to the difference between (i) the fair market value of the shares purchased on the date of exercise , and (ii) the consideration paid for the shares. The Company will generally be entitled to a corresponding tax deduction at the time the non-employee director realizes ordinary income.

     At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of an option, any gain or loss will be a capital gain or loss. Such gain or loss will be a long-term capital gain or loss if the sale or disposition occurs more than one year after the date of exercise and short-term capital gain or loss if the sale or disposition occurs one year or less after the date of exercise. Such a sale of option shares by a non-employee director will have no tax consequences for the Company.

NEW PLAN BENEFITS

     The following table sets forth, to the extent determinable, benefits that will be received under the 2004 Director Plan by directors of the Company who are not executive officers, as a group.

                                                              OPTIONS
                                                              GRANTED
                                                              -------
Non-Executive Director Group................................  27,000(1)

---------------

(1) Reflects an automatic grant of options to purchase 27,000 shares of Common Stock to Mr. Kobi on the Annual Meeting date, assuming the proposal to adopt the 2004 Director Plan is approved and that Mr. Kobi is re-elected as a director. As a result of this automatic grant, Mr. Kobi may be deemed to have an interest in the approval of the Director Plan by the shareholders at the Annual Meeting.

     Future grants of options under the 2004 Director Plan are not determinable at this time, as such grants depend upon future election and/or continued service on the Board of Directions. Additionally, because participation in the 2004 Director Plan is limited to non-employee directors, no benefits will accrue to any executive officer or other employee of the Company as a result of approval of the 2004 Director Plan.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

     The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum, is necessary for approval of the 2004 Director Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the 2004 Director Plan.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of October 31, 2003 with respect to compensation plans under which equity securities the Company are authorized for issuance. The table does not include information regarding the 2004 Non-Employee Director Option Plan which is subject to shareholder approval at the Annual Meeting.

                                                                                         C
                                          A                     B              NUMBER OF SECURITIES
                                 NUMBER OF SECURITIES   WEIGHTED-AVERAGE      REMAINING AVAILABLE FOR
                                  TO BE ISSUED UPON     EXERCISE PRICE OF         FUTURE ISSUANCE
                                     EXERCISE OF           OUTSTANDING       UNDER EQUITY COMPENSATION
                                 OUTSTANDING OPTIONS,   OPTIONS, WARRANTS   PLANS (EXCLUDING SECURITIES
PLAN CATEGORY                    WARRANTS AND RIGHTS       AND RIGHTS        REFLECTED IN COLUMN A)(1)
-------------                    --------------------   -----------------   ---------------------------
Equity compensation Plans
  approved by the Company's
  stockholders.................        777,109                $5.55                   464,146
Equity compensation Plans not
  approved by the Company's
  stockholders.................         61,430(2)             $7.22                        --
                                       -------                -----                   -------
Total..........................        838,539                $5.67                   464,146
                                       =======                =====                   =======

---------------

(1) Included in the securities remaining available for issuance (Column C) are 337,285 in shares associated with various stock award and stock option plans and 126,861 shares associated with the Company's Employee Stock Purchase Program.

(2) The 61,430 shares included in the equity compensation plans not approved by the Company's stockholders are stock options granted to non-employees between November 1987 and May 1997 for various services performed. No securities remain available for future issuance.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during, or with respect to, the period ended October 31, 2003, all reports were filed with the SEC on a timely basis.

                                 CODE OF ETHICS

     The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial and accounting officer, controller and certain other senior financial personnel. The Code of Ethics is filed as Exhibit 14 to the Company's annual report on Form 10-K for the fiscal year ended October 31, 2003.

                              INDEPENDENT AUDITORS

     The Audit Committee has not met to select the independent certified public accountants to audit the Company's financial statements for the year ending October 31, 2004. Deloitte and Touche LLP was the Company's independent public accounting firm for fiscal 2002 and fiscal 2003. The Company has requested and expects a representative of Deloitte and Touche LLP to be present at the Annual Meeting to make a statement if he or she so desires and to respond to appropriate questions.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

     Shareholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Shareholders must be received by the Company on or before September 25, 2004 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

     A shareholder who wishes to make a proposal at the next Annual Meeting without including the proposal in the Company's proxy statement must notify the Company by December 9, 2004. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Company for the next Annual Meeting will have discretionary authority to vote on the proposal.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's Proxy Statement or Annual Report to Shareholders may have been sent to any household where two or more shareholders reside. The Company will promptly deliver a separate copy of either document to any shareholder upon written or oral request to the Company's Investor Relations Department, 2575 University Avenue W., St. Paul, MN 55114-1024, telephone: (651) 603-3700.

     Any shareholder who wishes to receive separate copies of the Company's Proxy statement or Annual Report to Shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder's bank, broker, or other nominee record holder, or the shareholder may contact the Company at the above address and number.

                                 ANNUAL REPORT

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED OCTOBER 31, 2003 TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF JANUARY 6, 2004 UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: SYNOVIS LIFE TECHNOLOGIES, INC., 2575 UNIVERSITY AVENUE W., ST. PAUL, MINNESOTA, 55114-1024, ATTN: CHIEF FINANCIAL OFFICER, OR BY ELECTRONIC MAIL TO INFO@SYNOVISLIFE.COM.

                                          By Order of the Board of Directors

                                          (-s- Karen Gilles Larson)

                                          KAREN GILLES LARSON
                                          President and Chief Executive Officer

January 23, 2004
St. Paul, Minnesota

                                                                      APPENDIX A

                        SYNOVIS LIFE TECHNOLOGIES, INC.

                            AUDIT COMMITTEE CHARTER

I.  PURPOSE

     The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Synovis Life Technologies, Inc. (the "Corporation") in fulfilling its general oversight responsibilities to the shareholders of the Corporation and others relating to the integrity of the Corporation's financial statements, the Corporation's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, the performance of the Corporation's internal accounting and financial controls and the performance of the independent auditor. In doing so, the Committee is responsible to maintain free and open communication between the Committee, management, and the independent auditor.

     Management is responsible for the preparation, presentation and integrity of the Corporation's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Corporation's independent auditor is responsible for performing an independent audit of the consolidated financial statements of the Corporation in accordance with generally accepted auditing standards.

     The Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and the independent auditor on the basis of the information it receives, discussions with the independent auditor and the experience of the Committee's members in business, financial and accounting matters.

     The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section IV of this Charter. The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditor as well as to officers and employees of the Corporation.

II.  COMPOSITION

     The Committee shall be comprised of three or more directors, each of whom shall be independent, non-officer directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Committee members shall otherwise meet the applicable audit committee membership requirements of the Securities and Exchange Commission and any exchange or market on which the Company's securities trade (as may be modified or supplemented from time to time). At least one member of the Committee shall qualify as a "financial expert" in accordance with the requirements of the Securities and Exchange Commission and any exchange or market on which the Company's securities trade (as may be modified or supplemented from time to time).

     The members of the Committee shall be elected by the Board and serve until their successors shall be duly elected and qualified or until their earlier death, removal or resignation from the Board or the Committee. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

III.  MEETINGS

     The Committee shall meet at least quarterly or more frequently as circumstances dictate. As part of its job to foster open communication, and as the Committee deems appropriate, the Committee shall meet privately in separate sessions with executive management, the principal accounting officer, and/or the independent auditor and as a committee to discuss any matters that the Committee or each of these individuals or groups believes should be discussed.

     A majority of the Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Committee. The Committee may also take action by unanimous written consent or by conference communication by means of telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Committee shall:

  DOCUMENTS/REPORTS REVIEW

          1. Review and reassess the adequacy of this Charter at least annually, and more frequently as conditions dictate, and propose any amendments to the Charter as it deems necessary or appropriate. Submit the Charter to the Board for approval and cause the Charter to be approved as frequently as may be required by the rules and regulations of the Securities and Exchange Commission and the rules of any exchange or market on which the Company's securities trade (as may be modified or supplemented from time to time).

          2. Review the Corporation's annual audited financial statements and Management Discussion and Analysis (MD&A) disclosures before they are filed with the Securities and Exchange Commission or released. Review should include discussions with management, the head of the internal audit department and the independent auditor of significant issues regarding critical accounting estimates, accounting principles, practices and judgments, including their judgment about the quality (not just acceptability) of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the consolidated financial statements, and a review with the independent auditor of any auditor report to the Committee required under the rules and regulations of the Securities and Exchange Commission or any exchange or market on which the Company's securities trade (as may be modified or supplemented from time to time). Review should also include review of the independence of the independent auditor and a discussion with the independent auditor of the conduct of their audit (see below). Based on such review, determine whether to recommend to the Board that the annual audited financial statements be included in the Corporation's Annual Report on Form 10-K filed under the rules of the Securities and Exchange Commission.

          3. Review with management and the independent auditor the Corporation's interim financial reports and MD&A disclosures before they are filed with the Securities and Exchange Commission or released. The Committee may designate the Chair of the Committee or another member or members of the Committee to represent the entire Committee for purposes of this review.

          4. Review earnings releases, and review and discuss generally the types of information to be disclosed and the type of presentations to be made, including the use of "non-GAAP financial measures," in the Corporation's earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies. The Chair of the Committee may represent the entire Committee for purposes of the review of earnings releases and such other information.

          5. Review and discuss with the Chief Executive Officer and the Chief Financial Officer the basis for the certifications to be provided in the Corporation's Form 10-K and Form 10-Qs.

          6. Review and discuss with the Chief Executive Officer, the Chief Financial Officer and the independent auditor all significant deficiencies in the design or operation of internal controls that could adversely affect the Corporation's ability to record, process, summarize and report financial data and any fraud that involves management or other employees who have a significant role in the Corporation's internal controls.

          7. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

          8. Prepare a report to shareholders to be included in the Corporation's annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission and any exchange or market on which the Company's securities trade (as may be modified or supplemented from time to time).

          9. On an annual basis, review and reassess the Committee's effectiveness.

  OVERSIGHT OF INDEPENDENT AUDITOR RELATIONSHIP

          10. The Corporation's independent auditor is directly accountable to the Committee and the Board. The Committee shall have the sole authority to appoint and retain, subject to ratification by the Corporation's shareholders, the Corporation's independent auditor and approve the fees and other compensation to be paid to the independent auditor. The Corporation shall, at all times, make adequate provision for the payment of all fees and other compensation approved by the Committee to the Corporation's independent auditor.

          11. On an annual basis, or more frequently as conditions dictate, review and discuss with the independent auditor all significant relationships the independent auditor has with the Corporation to determine the independent auditor's independence, including whether the independent auditor's performance of permissible non-audit services is compatible with the independent auditor's independence. Such review should include receipt and review of a written report from the independent auditor consistent with the Independence Standards Board Standard 1 (as may be amended or supplemented from time to time), delineating all relationships between the independent auditor and the Corporation and any other relationships that may adversely affect the independence of the independent auditor.

          12. Review the performance of the independent auditor and approve any proposed discharge of the independent auditor when circumstances warrant.

          13. Consult with the independent auditor out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

          14. Before filing or releasing annual financial statements, discuss the conduct and results of the audit with the independent auditor, including a discussion of the matters required to be communicated to audit committees in accordance with the Statement on Auditing Standards No. 61 (as may be modified or supplemented from time to time).

          15. Obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934.

          16. Consider the independent auditor's judgment about the quality and appropriateness of the Corporation's accounting principles and critical accounting estimates as applied in its financial reporting.

          17. On an annual basis, or more frequently as conditions dictate, review and discuss a report by the independent auditor describing the independent auditor's internal quality-control procedures and any material issues raised by the most recent internal quality-control review or peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor and any steps taken to deal with any such issues.

          18. Review and evaluate the lead partner of the independent auditor team. It shall oversee the rotation of audit engagement team partners as required by law, rules and regulations of the Securities and Exchange Commission.

          19. All engagements for any audit services and non-audit services by the independent auditor must be approved by the Committee before the commencement of any such services. The Committee may designate a member or members of the Committee to represent the entire Committee for purposes of pre-approval of audit and non-audit services, subject to review by the full Committee at the next regularly scheduled meeting. The Corporation's independent auditor may not be engaged to perform prohibited activities under the Sarbanes-Oxley Act of 2002 or the rules of the Public Company Accounting Oversight Board or the Securities and Exchange Commission.

  FINANCIAL REPORTING PROCESSES AND CONTROLS

          20. In consultation with the independent auditor and the principal accounting officer, review the integrity of the Corporation's financial reporting processes and controls, both internal and external. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditor and the principal accounting officer together with management's responses. Review any significant changes to the Corporation's auditing and accounting policies.

          21. Consider and approve, if appropriate, significant changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditor, executive management or the principal accounting officer.

  PROCESS IMPROVEMENT

          22. Establish regular and separate systems of reporting to the Committee by each of executive management, the independent auditor and the principal accounting officer regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

          23. Following completion of the annual audit, review separately with executive management, the independent auditor and/or the principal accounting officer, as the Committee deems necessary or appropriate, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          24. Resolve any disagreements between management and the independent auditor regarding financial reporting.

          25. Review with the independent auditor, the principal accounting officer and/or executive management, as the Committee deems necessary or appropriate, the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee).

  OTHER AND LEGAL COMPLIANCE

          26. On at least an annual basis, review with management of the Corporation and with the Corporation's law firm(s) any legal matters that could have a significant impact on the Corporation's financial statements, the Corporation's compliance with applicable laws and regulations and any inquiries received from regulators or governmental agencies.

          27. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission to the Committee by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

          28. Oversee all related party transactions entered into by the Corporation, as may be required by the rules and regulations of the Securities and Exchange Commission or any exchange or market on which the Company's securities trade (as may be modified or supplemented from time to time).

          29. Retain, at the Corporation's expense, special legal, accounting or other consultants or experts it deems necessary to carry out its duties. The Corporation shall, at all times, make adequate provision for the payment of all fees and other compensation approved by the Committee to any consultants or experts employed by the Committee.

          30. Maintain minutes of Committee meetings and periodically report to the Board on significant results of the foregoing activities.

          31. Establish policies for the hiring of employees and former employees of the independent auditor.

          32. Perform any other activities consistent with this Charter, the Corporation's bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

     Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management and the independent auditor. It is also the responsibility of management to assure compliance with laws and regulations and the Corporation's corporate policies with oversight by the Committee in the areas covered by this Charter.

     Adopted by the Synovis Life Technologies, Inc. Board of Directors on November 20, 2003.

                                                                      APPENDIX B

                        SYNOVIS LIFE TECHNOLOGIES, INC.

                  NOMINATING AND GOVERNANCE COMMITTEE CHARTER

I.  PURPOSE

     The primary focus of the Governance Committee (the "Committee") is on the broad range of issues surrounding the composition and operation of the Board of Directors (the "Board"). The Committee provides assistance to the Board, the Chairman and the CEO in the areas of membership selection, committee selection and rotation practices, evaluation of the overall effectiveness of the Board, and review and consideration of developments in corporate governance practices. The Committee's purpose is to assure that the composition, practices and operation of the Board contribute to value creation and effective representation of Synovis Life Technologies, Inc. stockholders.

II.  COMPOSITION

     The Committee should be composed of at least three independent directors.

III.  MEETINGS

     The Committee will meet a minimum of twice per year and more frequently as circumstances require.

IV.  RESPONSIBILITIES

     The responsibilities of the Committee in the areas of Corporate Governance shall be to:

          A. Nominating

          1. Develop a Board which provides management with experienced and seasoned business and/or financial advisors in fields expected to benefit current or future business directions of the Company;

          2. Make a recommendation as to the number of directors on the Board. Between shareholder meetings, the number of Board directors may be increased without shareholder approval, but may not be decreased without shareholder approval;

          3. Make a recommendation as to the proportion of the Board to be comprised of non-management directors;

          4. Make a recommendation to the Board regarding all nominees for board membership, whether for the slate of director nominees to be proposed by the Board to the shareholders or any director nominees to be elected by the Board to fill interim director vacancies;

          5. Review director candidates submitted by stockholders;

          6. Review and recommend to the Board concerning the Board's organizational structure and operations, including a Chair of the Board; and

          7. Review and recommend to the Board with respect to director orientation, training and regulatory requirements.

          B. Corporate Governance

          1. Regularly review issues and developments related to corporate governance and formulate and recommend governance standards to the Board;

          2. Make recommendations to the Board regarding committee structure and delegated responsibilities to be included in the charter of each board committee. Appoint directors to Board committees;

          3. Suggest rotations for chairpersons of committees of the Board as it deems desirable from time to time;

          4. Evaluate and recommend any revisions to Board and committee meeting policies and logistics;

          5. Consider and recommend changes in the size of the Board; and

          6. Lead an annual review of Board performance and effectiveness.

     Adopted by the Synovis Life Technologies, Inc. Board of Directors on November 20, 2003.

                                                                      APPENDIX C

                        SYNOVIS LIFE TECHNOLOGIES, INC.

                     2004 NON-EMPLOYEE DIRECTOR OPTION PLAN

     1.  Purpose of Plan.

     The purpose of the Synovis Life Technologies, Inc. 2004 Director Option Plan (the "Plan") is to advance the interests of Synovis Life Technologies, Inc. (the "Company") and its shareholders by enabling the Company to attract and retain the services of experienced and knowledgeable directors and to increase the proprietary interests of such directors in the Company's long-term success and progress and their identification with the interests of the Company's shareholders.

     2.  Definitions.

     The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

          2.1  "Board" means the Board of Directors of the Company.

          2.2  "Code" means the Internal Revenue Code of 1986, as amended.

          2.3 "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

          2.4 "Common Stock" means the common stock of the Company, par value $.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with
     Section 4.3 of the Plan.

          2.5 "Disability" means the permanent and total disability of the Eligible Director within the meaning of Section 22(e)(3) of the Code.

          2.6 "Eligible Directors" means all directors of the Company who are not full-time employees of the Company or any subsidiary of the Company.

          2.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.8 "Fair Market Value" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote), the mean between the high and low sale prices of the Common Stock during the regular trading session as reported on the Nasdaq National Market or, if the Common Stock is no longer traded on such market, any other stock exchange or market on which the Common Stock may be traded or listed.

          2.9 "Option" means a right to purchase shares of Common Stock granted to an Eligible Director pursuant to Section 5 of the Plan. An Option does not qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

          2.10 "Retirement" means the retirement of an Eligible Director pursuant to and in accordance with the normal retirement/pension plan or practice of the Company then covering the Eligible Director.

          2.11  "Securities Act" means the Securities Act of 1933, as amended.

     3.  Plan Administration.

     The Plan will be administered by a committee (the "Committee") consisting solely of two or more members of the Board. All questions of interpretation of the Plan will be determined by the Committee, each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan. The Committee, however, will have no power to determine the eligibility for participation in the Plan, the number of shares of Common Stock to be subject to Options, or the timing, pricing or other terms and conditions of the Options, except as expressly provided herein.

     4.  Shares Available for Issuance.

     4.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 500,000 shares.

     4.2 Accounting for Options. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option that lapses, expires, or for any reason is terminated unexercised will automatically again become available for issuance under the Plan.

     4.3 Adjustments to Shares and Options. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of Eligible Directors, the number, kind and, where applicable, exercise price of securities subject to outstanding Options.

     5.  Options.

     5.1 Grant. Directors of the Company who qualify as Eligible Directors will be granted Options at the following times and with respect to the following number of shares of Common Stock:

          (a) each Eligible Director shall be automatically granted an Option to purchase 27,000 shares of Common Stock (the "First Option") upon the later to occur of: (i) the effective date of this Plan, as determined in accordance with Section 11 hereof; (ii) the third anniversary of the date of the last option grant to such Eligible Director in consideration of his or her service as a director of the Company, or (iii) the date on which such person first becomes an Eligible Director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy;

          (b) after the First Option has been granted to an Eligible Director, such Eligible Director shall thereafter be automatically granted an Option to purchase 30,000 shares of Common Stock (the "Second Option") on the third anniversary of the First Option grant date, provided that at the date of grant of such Second Option such person has continuously served as an Eligible Director since the First Option grant; and

          (c) after the First Option and Second Option have been granted to an Eligible Director, such Eligible Director shall thereafter be automatically granted an Option to purchase 33,000 shares of Common Stock (the "Second Option") on the third anniversary of the Second Option grant date, provided that at the date of grant of such Third Option such person has continuously served as an Eligible Director since the Second Option grant.

     5.2 Exercise Price. The per share price to be paid by an Eligible Director upon exercise of an Option will be 100% of the Fair Market Value of one share of Common Stock on the date of grant. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order).

     5.3 Exercisability and Duration. Each Option will become exercisable in installments cumulatively with respect to one-third of such Option on the first, second and third anniversaries of the date of grant of such Option, and, subject to earlier termination in accordance with Section 5.6 of the Plan, will expire and will no longer be exercisable ten years from its date of grant.

     5.4 Manner of Exercise. An Option may be exercised by an Eligible Director in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its principal executive office in St. Paul, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 5.2 of the Plan.

     5.5 Rights as a Shareholder. As a holder of Options, an Eligible Director will have no rights as a shareholder unless and until such Options are exercised for shares of Common Stock and the Eligible Director becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Eligible Director becomes the holder of record of such shares.

     5.6  Effect of Termination of Service as Director.

     (a) Termination Due to Death. In the event an Eligible Director's service as a director of the Company is terminated by reason of death, all outstanding Options then held by the Eligible Director will, to the extent exercisable at the time of termination, remain exercisable for one year following such termination (but in no event after the expiration date of any such Option).

     (b) Termination for Reasons Other than Death.

     (i) In the event an Eligible Director's service as a director of the Company is terminated for any reason other than death, including by reason of Disability or Retirement, all rights of the Eligible Director under the Plan and any agreements evidencing an Option will immediately terminate without notice of any kind and no Options then held by the Eligible Director will thereafter be exercisable; provided, however, that if such termination is due to any reason other than termination for "cause," all outstanding Options then held by the Eligible Director will remain exercisable to the extent exercisable as of such termination for a period of six months after such termination (but in no event after the expiration date of any such Option).

     (ii) For purposes of this Section 5.6, "cause" will be as defined in any agreement or policy applicable to the Eligible Director or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or material and deliberate injury or attempted injury, in each case related to the Company or any subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any willful breach of duty, habitual neglect of duty or unreasonable job performance, or (iv) any material breach of any service, confidentiality or noncompete agreement entered into with the Company.

     6. Date of Termination of Service as a Director.

     An Eligible Director's service as a director of the Company will, for purposes of the Plan, be deemed to have terminated on the date recorded on the corporate or other records of the Company, as determined by the Committee based upon such records.

     7.  Change in Control.

     7.1 Change in Control. For purposes of this Section 7, a "Change in Control" of the Company will mean the following:

          (i) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company,

          (ii) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

          (iii) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (A) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors (as defined in Section 7.2 below), or (B) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

          (iv) any person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (A) 20% or more, but not 50% or more, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or (B) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

          (v) the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

          (vi) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

     7.2 Incumbent Directors. For purposes of this Section 7, "Incumbent Directors" of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

     7.3 Acceleration of Vesting. If a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in an agreement evidencing an Option at the time of grant or at any time after the grant of an Option, all Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Eligible Directors to whom such Options have been granted remain in the service of the Company.

     7.4 Cash Payment for Options. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Option at the time of grant or at any time after the grant of an Option, and without the consent of any Eligible Director effected thereby, may determine that some or all Eligible Directors holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options (or, in the event that there is no excess, that such Options will be terminated).

     8.  Rights of Eligible Directors; Transferability of Interests.

     8.1 Service as a Director. Nothing in the Plan will interfere with or limit in any way the right of the shareholders to remove an Eligible Director at any time, and neither the Plan, nor the granting of an Option nor any other action taken pursuant to the Plan, will constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director will be retained for any period of time or at any particular rate of compensation.

     8.2 Restrictions on Transfer of Interests. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of any Eligible Director in an Option prior to the exercise of Options will be assignable or transferable, or subjected to any lien, during the lifetime of the Eligible Director, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. In the event of an Eligible Director's death, exercise of any Options (to the extent permitted pursuant to Section 5 of the Plan) may be made by the Eligible Director's legal representatives, heirs and legatees.

     8.3 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

     9.  Securities Law and Other Restrictions.

     Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and an Eligible Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

     10.  Plan Amendment, Modification and Termination

     The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to the rules of the Nasdaq Stock Market or any other stock exchange, if applicable at such time. No termination, suspension or amendment of the Plan may adversely affect any outstanding Option without the consent of the affected Eligible Director; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Section 4.3 of the Plan.

     11.  Effective Date and Duration of the Plan

     The Plan became effective upon its approval by the shareholders of the Company on February 23, 2004, and will terminate at midnight on the tenth (10th) anniversary of such date, and may be terminated prior thereto by Board action, and no Option will be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

     12.  Miscellaneous

     12.1 Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

     12.2 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Eligible Directors.

                         SYNOVIS LIFE TECHNOLOGIES, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints KAREN GILLES LARSON and CONNIE L. MAGNUSON, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Synovis Life Technologies, Inc. (the "Company") held of record by the undersigned on January 8, 2004, at the Annual Meeting of Shareholders to be held on February 24, 2004, or any adjournment thereof.

1.       Election of Directors.

         |_|  FOR all nominees listed below    |_|  AGAINST all nominees listed
              (except as marked to the              below.
              contrary below).

         (INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

              William G. Kobi                Anton R. Potami
              Karen Gilles Larson            Timothy M. Scanlan
              Richard W. Perkins             Edward E. Strickland

2.       2004 Non-Employee Director Stock Option Plan.

              |_|  FOR              |_| AGAINST            |_| ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1 AND FOR THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN NAMED IN PROPOSAL 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                       Dated:                             , 2004
                                             -----------------------------


                                       -----------------------------------------
                                                     (Signature)


                                       -----------------------------------------
                                               Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.